Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Kim Kaufman and Tessa Davis of Kirkland & Ellis LLP, and Conor Devine and William Covino of FMAC Management LLC, signing singly, and with full power of substitution, as each of the undersigned's true and lawful attorney-in-fact to:

(i)
prepare and execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID (Application for Electronic Data Gathering, Analysis and Retrieval (EDGAR) Codes), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC;

(ii)
prepare and execute in the undersigned's name and on the undersigned's behalf Forms 3, 4 and 5, and amendments thereto, and any successor forms adopted by the SEC, in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(iii)
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to draft, prepare, complete, finalize and execute any such Form 3, 4 or 5, Form ID, or update passphrase or amendment thereto, any successor forms adopted by the SEC, and any other documents necessary or appropriate to make sure filings and timely file such forms with the SEC or such States;

(iv)
(a) act as an account administrator (as such term may be defined by the SEC, from time to time) with respect to the undersigned's EDGAR account and take all actions necessary or appropriate to enable the undersigned to make electronic filings with the SEC and (b) certify as to the identity and accuracy of (1) the individuals and entities authorized to act on the undersigned's behalf with respect to the EDGAR Next system and electronic filings made with the SEC and (2) all information about the undersigned reflected on the undersigned's EDGAR account;

(v)
designate certain individuals (other than the undersigned) to access and manage the undersigned's EDGAR account as an "account administrator," "user" or "technical administrator" or other such roles as the undersigned or the attorney(s)-in-fact may designate and as such terms may be defined by the SEC, from time to time; and

(vi)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned hereby acknowledges that: (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney- in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his sole discretion, deems necessary or advisable; (d) no attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of October, 2026.

/s/ Pasy Isabella Wang

Pasy Isabella Wang